EXHIBIT 3.3

CERTIFICATE OF INCORPORATION
OF
ACASTI PHARMA INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is Acasti Pharma Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). The Corporation is being incorporated in connection with the domestication of Acasti Pharma Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Acasti Canada”), to a corporation existing under the laws of the State of Delaware, and this Certificate of Incorporation is being filed simultaneously with the Certificate of Corporate Domestication of Acasti Canada (the “Certificate of Domestication”).

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000, which shall be divided into two classes as follows: (i) 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Upon the effectiveness of the Certificate of Domestication and this Certificate of Incorporation (the “Effective Time”), each common share, no par value per share, of Acasti Canada issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid and non-assessable share of Common Stock, without any action required on the part of the Corporation, the holders thereof or any other person. Any stock certificate that, immediately prior to the Effective Time, represented common shares of Acasti Canada will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock.

B. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences, and relative, participating, optional, and other special rights of, and the qualifications, limitations, or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

EXHIBIT 3.3
C. Voting. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to the qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of one or more series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Corporation, dividends and other distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Dissolution. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F. Increase or Decrease to Authorized Shares. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the holders of the stock of the Corporation entitled to vote thereon and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

A. Management by the Board. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors. Subject to rights of the holders of any series of Preferred Stock to elect additional directors, the Board of Directors shall consist of 1 or more directors and the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.

C. Term. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office.

D. Vacancies and Newly Created Directorships. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the total number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, as the case may be), although less than a quorum, by any such sole remaining director and not by the stockholders. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

EXHIBIT 3.3
E. Removal of Directors. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

F. Written Ballot. Elections of directors need not be by written ballot unless the bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) shall so provide.

G. Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Paragraph (B) above, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VI

A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VII

A. Stockholder Action by Unanimous Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent of stockholders in lieu of a meeting; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, by less than unanimous consent of such holders to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

B. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may only be called at any time by or at the direction of the Board of Directors, the Chairperson of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII

A. Amendment to Certificate of Incorporation. The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

B. Amendment of Bylaws. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders. The Bylaws may also be altered, amended, repealed or rescinded, in whole or in part, by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

EXHIBIT 3.3
ARTICLE IX

The incorporator of the Corporation is Prashant Kohli whose mailing address is c/o Acasti Pharma Inc., 103 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

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EXHIBIT 3.3
The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is such person’s act and deed on this 7th day of October, 2024.

/s/ Prashant Kohli
Name: Prashant Kohli
Incorporator